ARQ, INC.

INDUCEMENT AWARD

Grant Notice of Restricted Stock Award

Arq, Inc. (the “Company”) hereby grants an award (the “Award”) of Restricted Stock (the “Shares”) to you, the Participant named below. The Award is subject to the terms and subject to the conditions set forth in this Grant Notice and in the Restricted Stock Award Agreement (the “Agreement”) attached hereto as Exhibit A. This Award is granted outside of the Arq, Inc. 2026 Omnibus Incentive Plan (the "Plan"), but shall be subject to terms and conditions substantially identical to the terms and conditions set forth in the Plan as if the Award were Restricted Stock granted under the Plan. This Award is an inducement material to Participant's entry into employment with the Company within the meaning of Nasdaq Listing Rule 5635(c)(4). Capitalized terms used herein or in the Agreement but not otherwise defined shall have the meanings set forth in the Plan.

Name of Participant:
Aggregate Number of Shares:
Grant Date:
Vesting Schedule:

By signing below or otherwise evidencing your acceptance of this Grant Notice in a manner approved by the Company, you agree to all of the terms and conditions contained in this Grant Notice and the Agreement and the Plan. You acknowledge that you have received and reviewed these documents and that they set forth the entire agreement between you and the Company regarding this Award. If you fail to sign or accept this Grant Notice by ___, 202[6], this Award shall be void and of no further force or effect.

PARTICIPANT:	ARQ, INC.
——————————————	By:	——————————————
	Title:	——————————————

Exhibit A
ARQ, INC.
INDUCEMENT AWARD

Restricted Stock Award Agreement

Terms and Conditions

1.Award of Restricted Stock. The Company hereby confirms the grant to you, as of the Grant Date and subject to the terms and conditions of this Agreement and the Plan, of an award of Restricted Stock (the “Shares”) in an aggregate amount as specified in the Grant Notice accompanying this Agreement (the “Grant Notice”). All Shares awarded hereunder will be deemed issued to you as fully paid and non-assessable Shares and you will have the right to vote the Shares at meetings of the Company’s stockholders. The Company shall pay any applicable stock transfer taxes imposed upon the issuance of the Shares to you hereunder.

2.Consideration. The Award is made in consideration of the services to be rendered by you to the Company or its Affiliate.

3.Transfer Restrictions. The Shares awarded hereunder may not be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of by you prior to the date when the Shares become vested pursuant to the Vesting Schedule set forth in the Grant Notice. Any attempt to transfer Restricted Stock in violation of this Section 3 will be null and void and, if any such attempt is made, the Shares will be forfeited and all of your rights to such Shares shall immediately terminate without any payment or consideration by the Company.

4.Evidence of Stock. The Restricted Stock may be credited to you in book entry form and held, along with any Additional Securities (as defined below and which shall also constitute “Restricted Stock” under this Agreement), in custody by the Company or an agent for the Company until the applicable restrictions have expired and you provide other instructions. If any certificates are issued for Restricted Stock during any Period of Restriction, such certificates shall bear an appropriate legend as determined by the Company referring to the applicable terms, conditions and restrictions and you shall deliver such certificate(s).

5.Distributions. The Company shall disburse to you all dividends and other distributions paid or made in cash with respect to the Shares and Additional Securities (whether vested or not), less any applicable withholding obligations, in one lump sum payment, within 30 days after the date the Shares (or Additional Securities) with respect to which the dividends or distributions were made become vested. If the Shares or Additional Securities are forfeited without becoming vested, any such dividends or distributions also will be forfeited and you shall have no right to such dividends or distributions.

6.Taxes. You shall, as Shares of Restricted Stock vest, or at the time withholding is otherwise required by any Applicable Law (including in the event you coordinates with the Company to make a timely election pursuant to Section 83(b) of the Code), pay the Company the amount necessary to satisfy any applicable foreign, federal, state, and local income and employment tax withholding obligations in a form of payment acceptable to the Company. The Company will withhold that portion of your vested Shares to cover the applicable withholding tax liability unless you notify the Company that you desire to elect to pay the applicable withholding tax liability by other means at least five business days prior to the applicable vesting date and in a form of payment acceptable to the Company.

7.Additional Securities. Any securities received as the result of ownership of the Restricted Stock (the “Additional Securities”), including, but not by way of limitation, warrants, options and securities received as a stock dividend or in a stock split, or as a result of a recapitalization or reorganization or other similar change in the Company’s capital structure, shall be retained in book entry form in the same manner and subject to the same conditions and restrictions as the Shares of Restricted Stock with respect to which they were issued, including, without limitation, the Vesting Schedule set forth in the Grant Notice and the forfeiture provisions set forth in Section 8. You shall be entitled to direct the Company to exercise any warrant, option or other right received as Additional Securities upon supplying the funds necessary to do so, in which event the securities so purchased shall constitute Additional Securities, but you may not direct the Company to sell any such warrant, option or right. If Additional Securities consist of a convertible security, you may exercise any conversion right, and any securities so acquired shall constitute Additional Securities.

8.Forfeiture of Shares. Unless otherwise provided in any employment agreement between you and the Company, if your Continuous Service terminates prior to the vesting of any Shares for any reason, with or without Cause (including death or disability), then all of the unvested Shares of Restricted Stock shall automatically be deemed forfeited to the Company upon such termination of Continuous Service, without any action by the Company or you and without any consideration due or payable to you, and you shall cease to have any further right, title or interest in the forfeited Restricted Stock. Upon forfeiture, the Company and/or its assigns shall become the legal and beneficial owner of the Shares forfeited and all rights and interest thereon or related thereto, and the Company shall have the right to transfer to its own name or its assigns the number of Shares forfeited, without any action by you.

9.Stop-Transfer Notices. In order to ensure compliance with the restrictions on transfer set forth in this Agreement, the Grant Notice or the Plan, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

10.Refusal to Transfer. The Company shall not be required (a) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

11.Restrictive Legends. You understand and agree that the Company may cause the legend set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares, if applicable, together with any other legends that may be required by the Company or by state or federal securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, INCLUDING POSSIBLE FORFEITURE, AS SET FORTH IN THE RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER AND SUCH TRANSFER RESTRICTIONS, INCLUDING POSSIBLE FORFEITURE, ARE BINDING ON TRANSFEREES OF THESE SHARES.

12.Entire Agreement. The Grant Notice, the Plan, this Agreement, and any employment agreement entered into between you and the Company, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof, and may not be modified adversely to your interest except by means of a writing signed by the Company and you. In the event of any conflict between the terms set forth in the Grant Notice or this Agreement and in the Plan, the terms of this Agreement shall control.

13.Headings. The captions used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement for construction or interpretation.

14.Compliance with Laws. Notwithstanding anything contained in this Agreement or the Plan, the Company may not take any actions hereunder, and no award shall be granted, that would violate the Securities Act of 1933, as amended (the “Act”), the Exchange Act, the Code, or any other securities or tax or other Applicable Law or regulation. Notwithstanding anything to the contrary contained herein, the Shares issuable upon vesting shall not be issued unless such Shares are then registered under the Act, or, if such Shares are not then so registered, the Company has determined that such vesting and issuance would be exempt from the registration requirements of the Act.

15.Notices. Every notice or other communication relating to this Agreement shall be in writing and shall be mailed to or delivered (including electronically) to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided. Unless and until some other address is so designated, all notices or communications by you to the Company shall be mailed or delivered to the Company, to the attention of its General Counsel, at its office at 8501 E Maplewood Drive, Ste.210, Greenwood Village, CO 80111, and all notices or communications by the Company to you may be given to you personally or may be mailed or, if you are still a Company service provider, emailed to you at the address indicated in the Company's records as your most recent mailing or email address.

16.Administration. You understand that the Company and its Subsidiaries hold certain personal information about you, including, but not limited to, information such as your name, home address, telephone number, date of birth, salary, nationality, job title, social security number, social insurance number or other such tax identity number and details of all Awards or other entitlement to shares of common stock awarded, cancelled, exercised, vested, unvested or outstanding in your favor (“Personal Data”).
You understand that in order for the Company to process your Award and maintain a record of Shares under the Plan, the Company shall collect, use, transfer and disclose Personal Data within the Company and among its Affiliates electronically or otherwise, as necessary for the implementation and administration of the Plan including, in the case of a social insurance number, for income reporting purposes as required by law. You further understand that the Company may transfer Personal Data, electronically or otherwise, to third parties, including but not limited to such third parties as outside tax, accounting, technical and legal consultants when such third parties are assisting the Company or its Affiliates in the implementation and administration of the Plan. You understand that such recipients may be located within the jurisdiction of your residence, or within the United States or elsewhere and are subject to the legal requirements in those jurisdictions. You understand that the employees of the Company, its Affiliates and third parties performing work related to the implementation and administration of the Plan shall have access to the Personal Data as is necessary to fulfill their duties related to the implementation and administration of the Plan. By accepting this Award, you consent, to the fullest extent permitted by law, to the collection, use, transfer and disclosure, electronically or otherwise, of your Personal Data by or to such entities for such purposes and you accept that this may involve the transfer of Personal Data to a country which may not have the same level of data protection law as the country in which this Agreement is executed. You confirm that if you have provided or, in the future, will provide Personal Data concerning third parties including beneficiaries, you have the consent of such third party to provide their Personal Data to the Company for the same purposes.
You understand that you may, at any time, request to review the Personal Data and require any necessary amendments to it by contacting the Company in writing. As well, you may always elect to forego participation in the Plan or any other award program.

17.Additional Provisions.

(a)    No Right to Continued Service. This Agreement does not give you a right to continued employment or service with the Company or any Affiliate, and the Company or any such Affiliate may terminate you at any time and otherwise deal with you without regard to the effect it may have upon you under this Agreement.

(b)    Governing Law and Venue.  This Agreement, the parties’ performance hereunder, and the relationship between them shall be governed by, construed, and enforced in accordance with the laws of the

State of Delaware, without giving effect to the choice of law principles thereof. The parties agree that any action relating to or arising out of this Agreement shall take place exclusively in the State of Colorado, and you consent to the jurisdiction of the federal and/or state courts in Colorado. You further consent to personal jurisdiction and venue in both such courts and to service of process by United States Mail or express courier service in any such action.

(c)    Severability. The provisions of Grant Notice and this Agreement shall be severable and if any provision of Grant Notice or this Agreement is found by any court to be unenforceable, in whole or in part, the remaining provisions shall nevertheless be enforceable and binding on the parties. You also agree that any trier of fact may modify any invalid, overbroad or unenforceable provision of this Agreement so that such provision, as modified, is valid and enforceable under applicable law.

(d)    Binding Effect. This Agreement will be binding in all respects on your heirs, representatives, successors and assigns, and on the successors and assigns of the Company.

(e)    Electronic Delivery and Acceptance. The Company may deliver any documents related to this Award by electronic means and request your acceptance of this Agreement by electronic means. You hereby consent to receive all applicable documentation by electronic delivery and to participate in the Plan through an on-line (and/or voice activated) system established and maintained by the Company or the Company’s third-party stock plan administrator.
(f)    Counterparts. The Grant Notice may be signed in two counterparts, each of which will be an original, but both of which will constitute one and the same instrument.

18.Appendix. This Award and the Shares acquired under the Plan upon settlement of the Units shall be subject to any and all special terms and provisions, if any, as set forth in the Appendix for your country of residence, which Appendix is incorporated into and made a part of this Agreement.

By signing the Grant Notice attached to this Agreement or otherwise accepting this Agreement in a manner approved by the Company, you agree to all the terms and conditions described above and in the Plan document.
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